UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2015

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2015, the Board of Directors (the “Board”) of Energy Focus, Inc. (the “Company”) approved 2014 bonus amounts and 2015 compensation arrangements for the following executive officers: James Tu, Executive Chairman and Chief Executive Officer, Eric Hilliard, President and Chief Operating Officer, Theresa Matrisciano, Vice President of Human Resources, and Marcia Miller, Interim Chief Financial Officer and Secretary (the “Executive Officers”).

The Board approved bonus payments for 2014 of $125,000 for Mr. Tu and $90,000 for Mr. Hilliard, which took into account the factors set forth in the Company’s bonus incentive plans established in 2014 for such individuals. In addition, the Board approved discretionary bonus payments of $20,000 for Ms. Matrisciano and $20,000 for Ms. Miller.

For 2015, the Board approved base salaries of $300,000 for Mr. Tu, $240,000 for Mr. Hilliard, $132,000 for Ms. Matrisciano and $132,000 for Ms. Miller.

In addition, each Executive Officer will be eligible for a cash incentive payment of up to 120% of his salary, in the case of Mr. Tu and Mr. Hilliard, and up to 60% of her salary, in the case of Ms. Matrisciano and Ms. Miller, based upon the achievement of the following performance goals: (i) net operating income (with respect to 50% of the potential amount), (ii) total revenue (with respect to 30% of the potential payment amount) and (iii) individual performance (with respect to 20% of the potential payment amount). For the amounts that are payable based on net operating income and total revenue, a threshold payment of 25% of the maximum amount will be earned if the Company achieves 80% of its 2015 operating plan, a target payment of 50% of maximum amount will be earned if the Company achieves 100% of its 2015 operating plan and the maximum payment will be made if the Company achieves 150% of its 2015 operating plan.

Finally, the Executive Officers will receive options to purchase shares of the Company’s common stock as follows: 80,000 shares for Mr. Tu, 40,000 shares for Mr. Hilliard, 15,000 shares for Ms. Matrisciano and 15,000 shares for Ms. Miller. The stock options will have an exercise price of the closing price of the Company’s common stock on the grant date and will vest as to one-third of the shares on the first anniversary of the grant date and as to the remaining two-thirds monthly thereafter for 24 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2015

ENERGY FOCUS, INC.

	By:	/s/ Marcia J. Miller
	Name:	Marcia J. Miller
	Title:	Interim Chief Financial Officer

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